Exhibit 99.1

For Immediate Release

Cooper Industries plc Increased Possible Cash Offer of
200 Pence Per Share for Laird

Dublin, Ireland, July 27, 2011 – Cooper Industries plc (NYSE: CBE) notes the publication by Laird plc (“Laird”) of its interim results earlier today. Cooper notes Laird’s full year earnings forecast of 16 pence per share, compared to the consensus of 16.4 pence per share on 26 July and the consensus of 17 pence per share on 15 June, the day before Cooper’s initial proposal was announced. In addition, Cooper notes that at 1 pm today (London time) Laird’s shares had fallen by c.3 per cent. during the course of today, following the publication of Laird’s interim results.

Cooper continues to believe there is strategic merit in acquiring Laird. However, Cooper is unwilling to do so without being able to undertake due diligence. The announcement by Laird of an exit from its Handset Antennae business (the “Handset Antennae Business”) and Cooper’s significant concerns over the impact this will have on the wider group, its employees, its relationship with an important customer and the possible resultant negative impact on the value of the Laird business have reinforced Cooper’s view that due diligence is appropriate and necessary to protect the interests of Cooper’s own shareholders.

On Monday 25 July, Laird provided a single page of high level forecasts, unsupported by any details, commentary or assumptions. On Tuesday 26 July, Cooper indicated to the Chairman of Laird a willingness to consider increasing its price to 200 pence per share to gain access to due diligence, with the potential to increase further if the facts revealed in due diligence supported a higher valuation. Despite this, Laird continues to refuse to allow Cooper to conduct due diligence. Based on the conversations over the past two days with Laird and its advisers, Cooper continues to be concerned that the Board of Laird has a view on the value of the company which is significantly greater than its own.

Improved Proposal

Having listened carefully to the views of a large number of Laird shareholders and considered Laird’s results and their long term targets, Cooper is making a further attempt to engage with Laird to see if a transaction in the interests of both companies’ shareholders can be agreed. Cooper has today written to the Board of Laird setting out a substantially improved proposal for a possible cash offer for Laird at 200 pence per share, subject to certain limited preconditions as set out below (the “Improved Proposal”).

Cooper’s Improved Proposal represents:

•	a premium of c.46 per cent. to the Laird closing share price of 137.3 pence as of 15 June 2011, the day before Cooper’s initial proposal was announced;

•	a premium of c.40 per cent. to the average closing price of 142.6 pence per Laird share over the period of 12 months ended 15 June 2011;

•	a premium of c.47 per cent. to the average closing price of 136.3 pence per Laird share since its rights issue announced in October 2009 to 15 June 2011; and

•	a 2011E PE multiple of 12.5x, based on Laird management target for 2011 earnings per share of 16.0 pence as at 27 July 2011.

The Improved Proposal values the existing issued share capital of Laird at approximately £533 million.

Whilst Cooper remains disciplined on price and would only consider making an offer at a price which would provide an appropriate return for its own shareholders, Cooper remains open to reflecting any information provided by Laird in due diligence that justifies an increase in its proposed offer price.

Cooper’s Improved Proposal presents Laird shareholders with the opportunity to secure an attractive cash exit combined with the certainty of cash value now. The alternative is to place faith in the uncertain future of a company with a poor historic track record of both financial performance and shareholder value creation. In the event that the Board of Laird remains unwilling to grant Cooper access to reasonable due diligence, it would prevent an extremely attractive value proposition being put to Laird shareholders. Cooper hopes that the Board of Laird will acknowledge the attractiveness of our Improved Proposal and take all necessary steps required to engage fully with Cooper to work towards a recommended firm offer.

Requirement for Due Diligence

Whilst all other preconditions remain waivable at Cooper’s discretion, Cooper will not waive its pre-condition concerning access to undertake reasonable due diligence. As a consequence, if the Board of Laird is not prepared to engage with Cooper and provide access to reasonable due diligence ahead of the date by which Cooper must either announce a firm offer or withdraw (which is likely to require an extension with Laird’s agreement from the current deadline of 1 August in order for Cooper to be in a position to undertake reasonable due diligence and put forward a firm offer), Cooper will withdraw its interest (and will make an appropriate announcement under Rule 2.8 of the Takeover Code).

Cooper has a proven track record of successfully acquiring and integrating 38 companies over the past 7 years to build a portfolio of products and services for its customers across industrial, utility, commercial and residential markets. Cooper has been following Laird for a considerable period of time and has a good understanding of its activities, strengths and opportunities. Consequently, Cooper’s strong M&A experience and its familiarity with Laird would enable it to act swiftly to conduct the reasonable due diligence it has requested and execute a transaction in a timely manner with minimal disruption to the respective businesses and its shareholders. As Cooper is not a significant competitor of Laird, Cooper believes there is very limited commercial sensitivity for Laird in providing Cooper with its requested due diligence access.

Commenting on the Improved Proposal, Cooper Chairman and CEO Kirk Hachigian said:
“We have listened to shareholders, we have seen Laird’s results and their long term targets and we have seen the market reaction, as well as assessing where we see fair value. We are proposing a very attractive 46% premium. We are proposing to Laird shareholders a cash exit at a price which fully values the business and de-risks the considerable uncertainty over delivery of the future strategy. Furthermore, although we will be disciplined, we are not ruling out increasing our price further if due diligence justifies more.”

“We firmly believe it is in Laird shareholders’ interests for the board of Laird to engage with us to see if a firm offer can be put forward. We can be swift and disruption will be minimal. Our move today shows we are flexible and reasonable and we hope the Laird board will now engage fully.”

Enquires:
Cooper Industries plc
David Barta, Senior VP and CFO (+1 713 209 8478)
Daniel Swenson, VP Investor Relations (+1 713 209 8484)

Barclays Capital (Financial Adviser to Cooper and Cooper Industries Holdings (Ireland) Limited (“Holdings”))

Mark Warham, Managing Director, (+44 20 7623 2323)

Mark Todd, Managing Director, (+44 20 7623 2323)

Bertie Whitehead, Director Corporate Broking (+44 20 313 49802)

Financial Dynamics (Public relations)

United Kingdom

Richard Mountain, Senior Managing Director (+44 20 7269 7186)

Andrew Lorenz, Chairman Financial Communications (+44 20 7269 7113)

United States – Media Only

Kal Goldberg, Senior Managing Director (+1 212 850 5731)

David Roady, Senior Managing Director (+1 212 850 5632)

Preconditions

The announcement of any formal offer under Rule 2.5 of the Takeover Code would be subject to the satisfaction of the following pre-conditions:

a)	Cooper and its professional advisers being granted access to reasonable due diligence on Laird and its group (including reasonable due diligence in relation to the closure or any potential sale of the Handset Antennae Business) and completion of that due diligence to Cooper’s satisfaction;

b)	Laird’s Board, as advised by its financial advisors, unanimously and unconditionally recommending the formal offer;

c)	Each of the Directors of Laird giving firm irrevocable undertakings to Cooper to accept the offer in respect of all the Laird shares in which they have an interest;

d)	Irrevocable undertakings being received, in terms satisfactory to Cooper, from the main shareholders of Laird to accept the offer in respect of their Laird shares. Cooper would expect to receive all reasonable assistance from the Board and management in promoting the transaction to Laird shareholders and other relevant stakeholders;

e)	Laird entering into a customary inducement fee and non-solicitation agreement;

f)	Approval of the final terms of the offer by Cooper’s Board; and

g)	Agreement on the form of the Rule 2.5 announcement incorporating customary terms and conditions for a UK public offer.

Cooper reserves the right to revise or revoke the terms on which the Improved Proposal is made, including the ability to waive some or all of the above pre-conditions, save for pre-condition (a), which will not be waived. There can be no certainty that any offer will ultimately be made, even if the pre-conditions to the proposal are satisfied or waived.

Reservations

Cooper reserves the right to announce an offer at a price below 200 pence per Laird share in the event that:

a)	the Board of Laird agrees and recommends an offer at the reduced price;

b)	a third party announces a firm intention to make an offer for Laird;

c)	the issued and to be issued share capital of Laird comprises a greater number of ordinary shares than that which has been assumed;

d)	Laird announces, declares or pays a dividend or any other distribution to its shareholders; or

e)	there occurs a material event which negatively impacts the value of Laird.

Sources and Bases

- The value attributed to Laird’s issued share capital is based on a number of Laird shares in issue of 266,302,206, as disclosed by Laird on 16 June 2011, in accordance with Rule 2.10 of the Code;

- All prices for Laird shares have been derived from the company website and the Daily Official List of the London Stock Exchange and represent the closing price on the relevant date, save for the reference to a c.3% decline today, which is based on a share price of 191.2 pence at close on 26 July 2011 and a share price of 185.9 pence at 1 pm, both sourced from Bloomberg;

- Information in relation to the average closing price per Laird share over the twelve month period ended 15 June 2011 is for the period from 16 June 2010 up to and including 15 June 2011 (only trading days are included in the average);

- Information in relation to the average closing price per Laird share since Laird rights issue announced in October 2009 is the period starting 16 November 2009, the first full trading day post announcement of the results of the rights issue, up to and including 15 June 2011 (only trading days are included in the average);

- The 2011E earnings per share value attributed to the 2011E PE multiple is 16.0 pence and is based on the management target for 2011 as per Laird’s results for the six months ended 30 June 2011, published on 27 July 2011; and

- The 2011 earnings per share consensus estimates of 16.4 pence and 17 pence are based on I/ B/ E/ S Consensus estimates of 16.36 pence as at 26 July 2011 (available as at noon London time on 27 July 2011) and 16.96 pence as at 15 June 2011 respectively, sourced from Factset.

Further information

This is an announcement falling under Rule 2.4 of the City Code on Takeovers and Mergers (the “Code”). It does not represent the announcement of a firm intention to make an offer under Rule 2.5 of the Code. Accordingly, there can be no certainty that any offer will ultimately be made, even if the pre-conditions to the proposal are satisfied or waived.

Barclays Capital, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for Cooper and Holdings and no-one else in relation to the proposal referred to in this announcement, and will not be responsible to anyone other than Cooper and Holdings for providing the protections afforded to Barclays Capital’s clients or for providing advice in relation to the proposal or other matters referred to in this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise. The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Forward Looking Statements

This announcement may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and the financial condition indicated in these forward-looking statements. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: market and economic conditions, competitive pressures, volatility of raw material, transportation and energy costs, our ability to develop and introduce new products, our ability to implement revenue growth plans and cost-reduction programs, mergers and acquisitions and their integration, implementation of manufacturing rationalization programs, changes in mix of products sold, changes in financial markets including currency exchange rate fluctuations and changes in legislation and regulations (including changes in tax laws). A discussion of these factors may be found in Cooper’s Annual Report on Form 10-K and other recent SEC filings.

About Cooper Industries

Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2010 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2010 fifty-nine percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011. For more information, visit the website at www.Cooperindustries.com.

Dealing disclosure requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.